EXHIBIT 5.1
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           KPMG LLP
           Chartered Accountants
           1200 205 - 5th Avenue SW                     Telephone (403) 691-8000
           Calgary AB T2P 4B9                           Telefax (403 691-8008
                                                        www.kpmg.ca



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form F-10 of our audit report dated February 10, 2004, on the consolidated balance sheets of Precision Drilling Corporation as at December 31, 2003 and 2002, and the consolidated statements of earnings and retained earnings and cash flow for each of the years in the three year period ended December 31, 2003, which audit report appears in the Annual Report on Form 40-F of Precision Drilling Corporation for the fiscal year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Documents Filed as Part of the Registration Statement" on the Registration Statement.


/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
May 17, 2004